Exhibit 99.1

Zoned Properties Announces Q3 2024 Financial Results with Record Revenue and Strong Cash Flow Generation

● Revenue for the Three Months Ended September 30, 2024 Increased 43%

● Income from Operations for the Nine Months Ended September 30, 2024 Increased 648%

● Operating Cash Flow for the Nine Months Ended September 30, 2024 Increased 1,508%

● Previously Announced Share Repurchase Program for up to $1 Million Has Begun

SCOTTSDALE, Ariz., November 14, 2024 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the third quarter and nine months ended September 30, 2024, as well as recent highlights related to the Company’s ongoing progress.

Recent Highlights:

●	The Company continues to make material progress in expanding its property portfolio, enhancing cash flow, and reducing operating expenses.

●	The Company previously announced the approval of a stock repurchase program, pursuant to which the Company is authorized to purchase up to $1 million of its common stock over an unlimited period of time. The Company has begun repurchasing shares and expects to continue to do so in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-18 of the Exchange Act.

●	The Company has secured a portfolio of future retail dispensary locations in Ohio, working with tier-one dispensary operators as applicants through the state’s lottery system. Multiple properties are in major metropolitan areas and are expected to be leased to tier-one cannabis operators, further solidifying the Company’s presence in key markets with best-in-class cannabis tenants.

●	The Company previously announced it has listed one of its legacy cultivation property assets in Chino Valley, Arizona for sale. This potential transaction marks a significant development in the Company’s strategic real estate portfolio optimization. The Chino Valley property has become a valuable non-core asset, and its potential sale is part of the Company’s strategic efforts to source non-dilutive investment capital in order to concentrate on a direct-to-consumer real estate strategy.

Selected Financial Highlights for the Three and Nine Months Ended September 30, 2024:

●	Total revenues were $1,029,630 for the quarter ended September 30, 2024, compared to $720,450 for the quarter ended September 30, 2023, an increase of 43%.

●	Property investment portfolio revenues were $750,926 for the quarter ended September 30, 2024, compared to $637,143 for the quarter ended September 30, 2023, an increase of 18%.

●	Operating expenses were $584,442 for the quarter ended September 30, 2024, compared to $671,338 for the quarter ended September 30, 2023, a decrease of 13%.

●	Income from operations was $445,188 for the quarter ended September 30, 2024, compared to $49,112 for the quarter ended September 30, 2023, an increase of 806%.

●	Income from operations was $677,235 for the nine months ended September 30, 2024, compared to $90,531 for the nine months ended September 30, 2023, an increase of 648%.

●	Cash provided by operating activities was $455,363 for the nine months ended September 30, 2024, compared to $28,325 for the nine months ended September 30, 2023, an increase of 1,508%.

●	Net income of $58,872, or ($0.00) per fully diluted share, for the quarter ended September 30, 2024, as compared to net income of $114,523, or $0.01 per fully diluted share, for the quarter ended September 30, 2023.

●	The Company had cash on hand of $1.2 million as of September 30, 2024, compared to cash on hand of $3.1 million as of December 31, 2023. The decrease in cash position primarily reflects the Company’s property investments and acquisitions.

Management Commentary:

“We are incredibly proud of our third quarter results, which resulted in record revenue, robust operating cash flow, and a continued ability to deliver profitability, all of which underscore the credibility of our business model. This forward momentum is a testament to our core team and the operating ecosystem we have created, supporting strong tenant diversification and attractive geographic expansion opportunities. With our focus on value-add direct-to-consumer properties, we are well-positioned to capture above average cap rates in high-growth markets. Our property investment pipeline remains strong as we continue to secure new locations, bolstered by our deep industry relationships and disciplined investment process. In line with our strategic capital allocation priorities, we have been actively executing our share repurchase program, reaffirming our confidence in the intrinsic value of our company and our assets compared to our market cap, reflecting our ongoing commitment to delivering shareholder value. We expect this share repurchase activity will continue as part of our opportunistic approach to managing capital,” said Bryan McLaren, Chief Executive Officer of Zoned Properties.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended. Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com